UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

FILED BY THE REGISTRANT ☐

FILED BY A PARTY OTHER THAN THE REGISTRANT ☒

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to § 240.14a-12

ALCO STORES, INC.

(Name of Registrant as Specified In Its Charter)

VI CAPITAL FUND, LP
VI CAPITAL MANAGEMENT, LLC
DAVID W. POINTER

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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On February 18, 2014, David W. Pointer issued a press release relating to ALCO Stores, Inc. A copy of the press release is filed herewith as Exhibit 1.

SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY VI CAPITAL FUND, LP FROM THE STOCKHOLDERS OF ALCO STORES, INC. FOR USE AT ITS 2014 ANNUAL MEETING WHEN AND IF THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN ANY SUCH PROXY SOLICITATION.  WHEN AND IF COMPLETED, A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WILL BE MAILED TO STOCKHOLDERS OF ALCO STORES, INC. AND WILL BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT HTTP://WWW.SEC.GOV.

Exhibit 1

Concerned ALCO Stockholders Announces Intent to Solicit Proxies at ALCO Stores’ Annual Meeting

NEW YORK, Feb. 18, 2014 (BUSINESS WIRE) -- Concerned ALCO Stockholders (“Concerned ALCO Stockholders”, “CAS” or “we”), a group led by David Pointer and Dilip Singh, announced today that it intends to mail its own proxy statement to stockholders of ALCO Stores, Inc. (ALCS) -3.03% (“ALCO”) for the purpose of giving ALCO stockholders the opportunity to vote for new Board members at the ALCO 2014 Annual Meeting of Stockholders.

CAS is a group dedicated to maximizing stockholder value and improving corporate governance at ALCO.  CAS member David Pointer said, “While we strongly support CEO Richard Wilson and the new team that he has assembled in Coppell, Texas  we also believe that certain members of the current Board of Directors may not be the right people to represent stockholder interests going forward. For this reason, we intend to mail out our own proxy statement ahead of the 2014 Annual Meeting of Stockholders.”

Concerned ALCO Stockholders believes that stockholders should have the opportunity to consider voting for new Board members, instead of simply re-electing existing incumbent members of the Board of Directors.  CAS’ proxy statement will explain the strengths of each of its nominees, and each stockholder will get the opportunity to decide which of the CAS nominees to vote for, and which of the incumbent nominees to vote for.

Concerned ALCO Stockholders is not currently soliciting votes at this time, and is only providing information concerning its concerns and intentions.

David Pointer is a fund manager and stockholder of ALCO. Dilip Singh is an experienced public company board member who has created wealth for stockholders across a number of industries.

SOURCE: Concerned ALCO Stockholders

Investor Contact:
InvestorCom, Inc., John Glenn Grau, (203) 972-9300 ext. 11